INSCI Announces 10-for-1 Reverse Stock Split

                                                                    Exhibit 99.1



                                                                    NEWS RELEASE
NEWS RELEASE FOR DECEMBER 30, 2003

CONTACTS:       COMPANY:                     INVESTORS:
                INSCI                        Allen & Caron Inc.
                Susan Worthy                 Jill Bertotti (investors)
                SWORTHY@INSCI.COM            JILL@ALLENCARON.COM
                -----------------            -------------------
                (508) 870-4225               (949) 474-4300

               INSCI REVISES EFFECTIVE DATE OF REVERSE STOCK SPLIT

WESTBOROUGH, MASS. (December 30, 2003)---INSCI Corp. (OTCBB:INSS), a leading provider of enterprise content management (ECM) solutions, revises the prior press release issued earlier today regarding the effective date of its 1:10 reverse split of outstanding shares of common stock. The Company anticipates that its 1:10 reverse split will become effective on January 2, 2004. The new trading symbol when assigned by NASDAQ will be announced in a subsequent release.

ABOUT INSCI

         INSCI Corp. (OTCBB:INSS) is a leading provider of solutions for the enterprise content management (ECM) market. INSCI's technology provides a strong foundation enabling companies to manage the full spectrum of enterprise content, from documents to e-mail, graphics and video. INSCI's ESP+ Solutions Suite enables financial services companies, call centers, health insurance organizations, utilities and government to provide Internet-based access for virtually unlimited users to their banking and financial statements, customer bills and similar content.

         INSCI's WebWare Digital Asset Management (DAM) products provide a powerful media services platform for integrating rich media into enterprise content management systems , marketing and communication portals, web publishing systems, and e-commerce portals. WebWare was named by eContent Magazine in its 2002 eContent 100 list of leading digital content industry companies, and recently was named the 2003 Product of the Year for excellence in information and communication technology by industry analysts Frost & Sullivan. The award will be formally presented in 2004.

         For more information about INSCI, visit WWW.INSCI.COM.

         There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI, their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2003, and its Quarterly Reports on Form 10-Q for the periods ending June 30, 2003 and September 30, 2003. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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